Exhibit 1.1

Execution Version

30,000,000 Units

SOCIAL LEVERAGE ACQUISITION CORP I

($10.00 per Unit)

UNDERWRITING AGREEMENT

February 11, 2021

Barclays Capital Inc.

BofA Securities, Inc.

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Social Leverage Acquisition Corp I, a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this agreement (this “Agreement”), to the underwriters named in Schedule I attached to this Agreement (the “Underwriters”), an aggregate of 30,000,000 units of the Company (the “Firm Units”), each unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one-fourth of one redeemable warrant of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters an option to purchase from the Company up to an additional 4,500,000 of such units (the “Additional Units”) on the terms set forth in Section 2 of this Agreement. The Firm Units and the Additional Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Company by the Underwriters.

The shares of Common Stock included in the Units (the “Public Shares”) and the warrants included in the Units (the “Public Warrants”) will not trade separately until the 52nd day following the date of the Prospectus (or, if such date is not a business day, the following business day) (unless Barclays Capital Inc. and BofA Securities, Inc. (collectively, the “Representatives”) inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the Company’s filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form that includes such audited balance sheet and (c) the Company having issued a press release announcing when such separate trading will begin.

Each whole Warrant (as defined below) entitles its holder, upon exercise, to purchase one share of Common Stock for $11.50 per share (subject to adjustment) during the period commencing on the later of 30 days after the completion of an initial Business Combination (as defined below) or 12 months from the date of the initial public offering contemplated by this Agreement (the “Offering”) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation of the Company; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional Warrant may not be exercised, so that only a whole Warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Units.

The Company has entered into a Warrant Agreement, effective as of the date hereof, with respect to the Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of December 11, 2020, with Social Leverage Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Securities Subscription Agreement”), pursuant to which the Sponsor purchased an aggregate of 7,187,500 shares (the “Founder Shares”) of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) for an aggregate purchase price of $25,000, or approximately $0.003 per share. On January 20, 2021, the Company effected a 1:1.2 stock split of the Founder Shares, resulting in an aggregate amount of 8,625,000 Founder Shares outstanding (including up to 1,125,000 Founder Shares which are subject to forfeiture depending on the extent the Over-Allotment Option (as defined below) is exercised). The Founder Shares are substantially similar to the Public Shares except as described in the Prospectus (as defined below).

The Company has entered into a Sponsor Warrants Purchase Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement (the “Warrant Purchase Agreement”), pursuant to which the Sponsor agreed to purchase an aggregate of 6,000,000 warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), in a private placement closing simultaneously with the closing of the Offering and intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement Warrants are substantially similar to the Public Warrants, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants and warrants (“Working Capital Warrants”) that may be issued upon conversion of working capital loans and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants and the Working Capital Warrants and upon conversion of the Founder Shares.

The Company has entered into a Support Services Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Support Services Agreement”), pursuant to which the Company will pay a total of $10,000 per month to the Sponsor for office space, support and administrative services.

The Company has entered into an agreement, dated as of the date hereof, with the Sponsor and each of the Company’s officers and directors, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Letter Agreement”).

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-252392) relating to the Units (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(A) “Applicable Time” means 4:30 P.M. (New York City time) on February 11, 2021;

(B) “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

(C) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(D) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto;

(E) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(F) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(G)  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(H)  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives and their affiliates to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Applicable Time (with such time being used as the determination date for purposes of Rule 164(2)(h)(2) under the Securities Act), the Company was and is an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(e) The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-40059) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the classes of securities consisting of the Units, the Common Stock and the Public Warrants. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date (as defined below), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Prospectus will not, as of its date or as of the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) The road show materials listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from such road show materials listed in Schedule III hereto made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from such Written Testing-the-Waters Communication listed on Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and the Company has filed publicly on the Commission’s Electronic Data Gathering, Analysis and Retrieval system at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(l) The Company has not, directly or indirectly, prepared, used or referred to any “Free Writing Prospectus” (as defined in Rule 405 under the Securities Act).

(m) The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”). The Company has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

(n) The Company has an authorized equity capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right or similar right. Except as set forth in the most recent Preliminary Prospectus and the Prospectus, no options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.

(o) The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(p) The Public Shares have been duly and validly authorized and, when issued and delivered against payment for the Units by the Underwriters as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(q) The Public Warrants, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters as provided herein will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r) The Private Placement Warrants, when issued and delivered against payment therefor by the Sponsor pursuant to the Warrant Purchase Agreement and Warrant Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; the issuance of such shares of Common Stock is not and will not be subject to any preemptive, resale rights, rights of first refusal or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than the execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(t) The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(u) The capital stock of the Company, including the Units, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, Pricing Disclosure Package and the Prospectus; and the certificates for the Units are in due and proper form.

(v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Support Services Agreement and the Letter Agreement.

(w) This Agreement has been duly and validly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each officer and director of the Company party thereto, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such officer and director, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such officer and director, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Support Services Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) The Letter Agreement has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee of the Company party thereto, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such officer, director and director nominee, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee) The issuance and sale of the Units, the execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Support Services Agreement and the Letter Agreement, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws; or (iii) result in any violation of any law, statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the issuance and sale of the Units, the execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Support Services Agreement and the Letter Agreement, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Underwriters.

(gg) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.

(hh) Marcum LLP (“Marcum”), who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(ii) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act.

(ll) Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether foreign or domestic), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any dividend on its capital stock. Since such date, there has not been any change in the capital stock, long-term debt, total assets or total current liabilities of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(mm) The Company does not own any property (real or personal, excluding for the purposes of this Section 1(mm), the matters covered by Section 1(oo)); the property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being available for use by the Company is available for use thereby under a valid and enforceable agreement in accordance with its terms.

(nn) The Company has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any revocation or modification of any such Permits, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice that any such Permits will not be renewed in the ordinary course.

(oo) The Company does not own or possess any inventions, patent applications, patents, trademarks (whether registered or unregistered), trade names, service names, copyrights, trade secrets or other proprietary information owned or licensed by it; the Company has not infringed or is not infringing the intellectual property of a third party, and the Company has not received notice of a claim by a third party to the contrary.

(pp) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. There are no legal or governmental proceedings that are required to be described in the Registration Statement or the most recent Preliminary Prospectus that are not so described.

(qq) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Company does not have knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(rr) Other than directors’ and officers’ liability insurance, the Company does not maintain any insurance covering its operations, personnel and businesses; such directors’ and officers’ liability insurance is in full force and effect on the date hereof and will be in full force and effect at the time of purchase and each additional time of purchase, if any; the Company does not have reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions.

(ss) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(tt) No labor disturbance by or dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(uu) The Company (i) is not in violation of its Amended and Restated Certificate of Incorporation or Bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is not in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies and (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such default, violation or failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) There are no proceedings that are pending, or known to be contemplated, against the Company under any applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any national, state, regional or local authority, relating to pollution, the protection of human health or safety (to the extent such health and safety relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment (including natural resources), or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) the Company is in compliance with Environmental Laws, including with respect to liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, except for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) the Company does not anticipate capital expenditures relating to Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(ww) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has (i) filed all U.S. federal, state and local and non-U.S. tax returns required to be filed by it through the date hereof, subject to permitted extensions, and (ii) has paid all taxes due and payable by it except for any such tax that is currently being contested in good faith.

(xx) The statistical and market-related data included in the most recent Preliminary Prospectus and the financial statements of the Company included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(yy) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(zz) The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Securities,” “United States Federal Income Tax Considerations,” “Certain Relationships and Related Party Transactions,” “Principal Stockholders,” and “Underwriting” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(aaa) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(bbb) The Company has not sold or issued any securities that would be integrated with the Offering pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ccc) Neither the Company, nor, to the knowledge of the Company after reasonable inquiry, the Sponsor, any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(ddd) The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(eee) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus and the Prospectus.

(fff) None of the Company, the Sponsor, or, to the knowledge of the Company, after reasonable inquiry, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company has in the course of its actions for, or on behalf of, the Company: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery and anti-corruption statute or regulation. The Company, the Sponsor and, to the knowledge of the Company, the directors, officers, agents, employees and affiliates of the Company, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-bribery and anti-corruption statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(ggg) The operations of the Company, the Sponsor and, to the knowledge of the Company after reasonable inquiry, any affiliate of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hhh) None of the Company, the Sponsor, or, to the knowledge of the Company after reasonable inquiry, any director, director nominee, officer, agent, employee or affiliate of the Company is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor the Sponsor has knowingly engaged in for the past five years, is now knowingly engaged in, and will engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(iii) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(jjj) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(kkk) Prior to the date hereof, the Company has not selected any potential Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.

(lll) There is and has been no failure on the part of the Company, or to the knowledge of the Company after reasonable inquiry, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable) and immediately following the Effective Date the Company and, to the knowledge of the Company after reasonable inquiry, the officers or directors of the Company, in their capacities as such, will be in compliance with, the phase-in provisions of the rules and regulations of the New York Stock Exchange and all other provisions of the New York Stock Exchange corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual.

(mmm) The issuance and sale of the Units as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(nnn) Except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(ooo) To the Company’s knowledge after reasonable inquiry, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(ppp) To the Company’s knowledge, (i) there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company has not been notified of, and there has been no event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, (iii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iv) the Company has implemented security, backup and disaster recovery technology consistent with industry standards and practices, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(qqq) The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act).

(rrr) Upon delivery and payment for the Units on the applicable Delivery Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 30,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representatives may determine.

In addition, the Company grants to the Underwriters the option (the “Over-Allotment Option”) to purchase up to 4,500,000 Additional Units. Such Over-Allotment Option is exercisable in the event that the Underwriters sell more units than the number of Firm Units in the Offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Additional Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Additional Units is $9.80 per Unit (the “Purchase Price”).

The Company is not obligated to deliver any of the Firm Units or Additional Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

In addition to the discount from the public offering price of the Units represented by the Purchase Price set forth above, the Company hereby agrees to pay to the Underwriters a deferred commission of $0.35 per Unit (including both Firm Units and Additional Units) purchased hereunder (the “Deferred Fee”), subject to Section 5(kk) herein. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Company’s Amended and Restated Certificate of Incorporation and the funds held under the Trust Agreement are distributed to the holders of the Public Shares (the “Public Stockholders”), (a) the Underwriters will forfeit any rights or claims to the Deferred Fee, and (b) the trustee under the Trust Agreement is authorized to distribute the Deferred Fee to the Public Stockholders on a pro rata basis. Notwithstanding anything to the contrary in this Agreement, at the sole and absolute discretion of the Company, a portion of the Deferred Fee up to $0.10 per Unit in the aggregate, or up to $3,000,000 (or $3,450,000 if the Underwriters’ Over-Allotment Option is exercised in full) in the aggregate, may be paid to third parties not participating in the Offering (but who are members of FINRA or regulated broker-dealers) that assist the Company in consummating its initial Business Combination.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time is sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Firm Units being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The Over-Allotment Option will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the Over-Allotment Option will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised, the names in which the Additional Units are to be registered, the denominations in which the Additional Units are to be issued and the date and time, as determined by the Representatives, when the Additional Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the fifth business day after the date on which the Over-Allotment Option shall have been exercised. Each date and time the Additional Units are delivered is sometimes referred to as an “Additional Unit Delivery Date,” and the Initial Delivery Date and any Additional Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Additional Units by the Company and payment for the Additional Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Additional Unit Delivery Date, the Company shall deliver, or cause to be delivered, the Additional Units, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Additional Units being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Additional Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the Exchange Act Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Exchange Act Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the Offering or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(e) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(f) Not to make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(g) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in each case for as long as may be necessary to complete the distribution of the Units; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i) Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (x) (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Unit, share of Common Stock, share of Class B Common Stock, Warrant or any other securities of the Company that are substantially similar to the foregoing, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file, confidentially submit or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Unit, share of Common Stock, share of Class B Common Stock, Warrant or any other securities of the Company that are substantially similar to the Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, shares of Common Stock, share of Class B Common Stock, Warrants or any other securities of the Company that are substantially similar to the foregoing, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of such security or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) except, in each case, that the Company may (A) issue and sell the Private Placement Warrants, (B) issue and sell the Additional Units on exercise of the Over-Allotment Option, (C) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Private Placement Warrants and the Working Capital Warrants (and any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants or Working Capital Warrants and upon conversion of the Founder Shares), and (D) issue securities in connection with a Business Combination or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Letter Agreement or amend such lock-up provision.

(j) At least one business day prior to the Delivery Date, the Company shall cause the purchase price for the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited in the Trust Account as of such Delivery Date shall equal the product of the number of Units issued in the Offering as of such Delivery Date and the public offering price per Unit as set forth on the cover of the Prospectus.

(k) To apply the net proceeds from the sale of the Units and the Private Placement Warrants received by it substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(l) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(n) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) completion of the Lock-Up Period.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (i) any distribution by the Company of Written Testing-the-Waters Communications and (ii) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(p) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(q) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(r) For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation (as defined below) occurs, the Company will use its best efforts to maintain the registration of the Units Common Stock and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction and except, in the case of the Units, after the completion of an initial Business Combination; the Company will not deregister the Units, Common Stock and Warrants under the Exchange Act (except after giving effect to a going private transaction and except, in the case of the Units, after the completion of an initial Business Combination) without the prior written consent of the Representatives; “Liquidation” means the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as may be amended, if the Company fails to consummate a Business Combination.

(s) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Initial Delivery Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Initial Delivery Date; as soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the Initial Delivery Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet; additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Units and its receipt of the proceeds therefrom.

(t) For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of the year prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to the Company’s stockholders.

(u) For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from any Representative, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as any Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(v) For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company shall retain a warrant agent.

(w) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors, in each case unless the Company or a committee of the Company’s independent directors obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial Business Combination is fair to the Company from a financial point of view; other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them related to identifying, investigating and consummating a Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid for loans as described in the Registration Statement; and (iii) may be paid $10,000 per month for office space, utilities, secretarial support and administrative services pursuant to the Support Services Agreement.

(x) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, provided that such services are relevant to the underwriting terms and arrangements of the Offering, the Company agrees that it shall promptly provide to the Representatives and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination containing: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file with the Commission in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(y)  The Company shall advise FINRA, the Representatives and counsel for the Underwriters if the Company is aware that any 10% or greater stockholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Units.

(z)  The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants required to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the most recent Preliminary Prospectus and the Prospectus; the Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act; furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(aa) During the period prior to the earlier of the consummation of a Business Combination or the Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes; otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of a Business Combination or the Liquidation, or prior to such time, to the extent required to pay for the redemption of the Public Shares of Public Stockholders who properly redeem their Public Shares in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not consummate a Business Combination within twenty-four (24) months from the Initial Delivery Date or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(bb) The Company will reserve and keep available the maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants outstanding from time to time and upon conversion of the Founder Shares.

(cc) Prior to the earlier of the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into or exercisable or exchangeable for Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination.

(dd) The Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(ee) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ff) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the New York Stock Exchange Listed Company Manual;

(hh) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as may be amended, or its Bylaws, as may be amended.

(ii) The Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

(jj) The Company, subject to any applicable provisions of its Amended and Restated Certificate of Incorporation, may consummate its initial Business Combination and conduct redemptions of Public Shares for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission; such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Public Shares held by such stockholder for an amount of cash per share equal to (i) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (A) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (B) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (ii) the total number of Public Shares then outstanding; if, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law or stock exchange rules, if applicable, in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”); with respect to the Business Combination Vote, if any, the Sponsor and each of the Company’s directors and officers party to the Letter Agreement has agreed to vote all of their respective Founder Shares and any other shares of Common Stock they purchase during or after the Offering in favor of the Company’s initial Business Combination; if the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding Public Shares the right to have its Public Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (1) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (A) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (B) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (2) the total number of Public Shares then outstanding; if the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly-held stockholders meeting are voted to approve such Business Combination; if, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption; only Public Stockholders holding Public Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith; in the event that the Company does not effect a Business Combination by 24 months from the Initial Delivery Date (or such later date as has been approved pursuant to an amendment to the Company’s Amended and Restated Certificate of Incorporation), the Company will (x) cease all operations except for the purpose of winding up, (y) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay taxes, and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (z) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law; only Public Stockholders holding Public Shares shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company; the Company will not propose any amendment to its Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within 24 months from the Initial Delivery Date (or such later date as has been approved pursuant to an amendment to the Company’s Amended and Restated Certificate of Incorporation) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, as described in Section 9.1(b) of the Company’s Amended and Restated Certificate of Incorporation, unless the Company offers the right to redeem the Public Shares in connection with such amendment.

(kk) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of a Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with each such Underwriter’s standard policies regarding confidential information.

(ll) Upon the consummation of its initial Business Combination and subject to Section 2, the Company will pay to the Underwriters the Deferred Fee pro rata based on the number of Firm Units set forth opposite the name of each Underwriter on Schedule I attached hereto; payment of the Deferred Fee will be made out of the proceeds of the Offering held in the Trust Account; the Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Fee; if the Company fails to consummate its initial Business Combination within 24 months from the Initial Delivery Date (or such later date as has been approved pursuant to an amendment to the Company’s Amended and Restated Certificate of Incorporation), the Deferred Fee will not be paid to the Underwriters and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders; and in connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Fee.

(mm) For so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(nn) To use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending at least five years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Public Warrants cease to be publicly traded, maintain the listing of the Units, Common Stock and Public Warrants on the New York Stock Exchange.

(oo) Upon the earlier to occur of the expiration or termination of the Over-Allotment Option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,125,000 by (b) a fraction, (i) the numerator of which is 4,500,000 minus the number of Additional Units purchased by the Underwriters upon the exercise of the Over-Allotment Option, and (ii) the denominator of which is 4,500,000. For the avoidance of doubt, if the Underwriters exercise the Over-Allotment Option in full, the Company shall not cancel or otherwise effect the forfeiture of any of the Founder Shares pursuant to this Section 5(nn).

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs and fees incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units, including any stamp or transfer taxes payable in connection with the original issuance of the Units, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing of the Exchange Act Registration Statement, the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any “road show” presentations, any Written Testing-the-Waters Communication and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and the preparation, printing and distribution of a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including, if required, in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the preparation and printing of the investor presentations or any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show and travel and lodging expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a). No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. The Exchange Act Registration Statement shall have been filed and shall have become effective under the Exchange Act.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that (i) the Registration Statement or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Sidley Austin LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) the Prospectus or the Pricing Disclosure Package or any amendment or supplement thereto, includes an untrue statement of a fact which, in the opinion of such counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(e) The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from Marcum a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of Marcum referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from Marcum, at the request of the Company, a letter (the “bring-down letter”) addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) To the effect of Section 7(i) (provided that no representation with respect to the judgment of the Representatives need be made).

(i) (i) the Company shall not have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock, long-term debt, total assets or total current liabilities of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) The New York Stock Exchange shall have approved the Units for listing subject only to official notice of issuance and evidence of satisfactory distribution.

(l) The Company shall have furnished to the Representatives at the time of purchase executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Support Services Agreement and the Letter Agreement.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(n) On or prior to such Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact (i) contained in the Registration Statement, or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) included in (A) any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” (as defined in Rule 433 under the Securities Act) and any Testing-the-Waters Communication (“Marketing Materials”), or (C) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement thereto, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact (i) contained in the Registration Statement, or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) included in (A) any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, (B) any Marketing Materials or (C) any Blue Sky Application necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the concession figure and the first paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Units, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. Unless the context otherwise requires, as used in this Agreement, the term “Underwriter” includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons satisfactory to the Company as provided in Section 9(a), the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons satisfactory to the Company as provided in Section 9(a), the total number of Units that remains unpurchased exceeds one-eleventh of the total number of Units, or if the Company shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) and 7(j) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Units for delivery to the Underwriters because any condition to the obligations of the Underwriters set forth in Section 7 hereof (with the exception of Section 7(j)(i)(A), (ii), (iii) and (iv)) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any of the provisions hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Company shall pay the full amount thereof to the Representatives for the account of each Underwriter. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with the Offering or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, experts or otherwise and are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby (x) waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering and (y) agrees that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ECM Legal (Fax: (212) 230-8730).

(b) if to the Company, shall be delivered or sent by mail or electronic mail to the address of the Company set forth in the Registration Statement, Attention: Paul Grinberg (E-mail: pjgrinberg@gmail.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives. A party may change its address for the purpose of receiving all statements, requests, notices and agreements by delivery of written notice of such address change in accordance with the provisions of this Section 14.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director) of the Company, the officers of the Company, the employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day” and “Affiliate”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Units shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SOCIAL LEVERAGE ACQUISITION CORP I

By:	/s/ Paul Grinberg
	Name:	Paul Grinberg
	Title:	Executive Chairman

[Signature Page to Underwriting Agreement]

Accepted:

Barclays Capital Inc.

BofA Securities, Inc.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By:	Barclays Capital Inc.

By:	/s/ Jaime Cohen
	Name:	Jaime Cohen
	Title:	Managing Director

By:	BofA Securities, Inc.

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	16,500,000
BofA Securities, Inc.	13,500,000
Total	30,000,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1.	Public offering price per unit:	$10.00

2.	Number of Firm Units offered:	30,000,000

3.	Number of Additional Units offered:	4,500,000

SCHEDULE III

ROAD SHOW MATERIALS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.

SCHEDULE IV

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Pre-Marketing Presentation dated January 2021.